LAW OFFICES OF
                              MOSES & GELSO, L.L.P.

                             120 S. FRANKLIN STREET
                           WILKES-BARRE, PA 18701-1188




                                             March 20, 1997



Pennsylvania Enterprises, Inc.
One PEI Center
Wilkes-Barre, Pennsylvania  18711-0601

Re:   Pennsylvania Enterprises, Inc.
      252,232 Shares of Common Stock
      ------------------------------

Dear Ladies and Gentlemen:

          We have acted as special counsel for Pennsylvania Enterprises, Inc., a Pennsylvania corporation (the "Company") for the purpose of rendering this opinion in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Act") relating to the sale by the Company of 252,232 shares of Common Stock, no par value, stated value $5 per share (the "Shares") pursuant to the Company's Customer Stock Purchase Plan.

          As such special counsel, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when such facts were not independently established, relied upon the aforesaid records, certificates and documents.

          We are members of the Bar of the Commonwealth of Pennsylvania and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent specifically referred to herein.

          Upon the basis of the foregoing examination and subject to the limitations contained herein we are of the opinion that:

          (a) when the Registration Statement has become effective under the Act, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Shares (except under the so-called "blue sky" or securities laws of the several states of which we do not express any opinion); and

          (b) the Shares are duly authorized and, when issued and paid for in the manner set forth in the Registration Statement, will have been validly issued and fully paid and non-assessable by the Company.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,



                                             /s/ JOHN P. MOSES